AMTECH SYSTEMS, INC.
                       DIRECTOR'S STOCK PURCHASE AGREEMENT




                                                                          (Date)



*(Director's Name & Address)
*
*
*

Dear (Director's Name):

         The undersigned, AMTECH SYSTEMS, INC., an Arizona corporation (the "Company"), proposes to issue and sell to you up to FIVE THOUSAND (5,000) shares of its common stock, $.01 par value, (the "Shares") and in connection therewith the Company and you agree as follows:

         1, Agreement to Sell and Purchase. At the Closing(s) hereinafter mentioned, held from time to time, the Company will sell the Shares, or a portion thereof, to you and, subject to the terms and conditions hereof, you will purchase the same from the Company at a purchase price of $ (Current Market Price) per Share. Notwithstanding any of the other provisions hereof, your right to purchase any of the Shares and the Company's obligation to sell the same to you shall terminate ninety (90) days after the termination of your service as a director of the Company.

         2. Delivery and Payment. The delivery to you of any of the Shares and payment by you therefor ("Closing") shall be made at the offices of the Company, within a reasonable time after the Company has received from you a written notice stating the number of Shares to be purchased by you at such Closing. The date and time of such delivery are herein referred to as the Closing Date. Each certificate evidencing any of the Shares shall bear the following legend.

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities law. They have been acquired by the holder with neither any intent to effect a distribution thereof nor in connection with any distribution of such shares, and they may not be sold, pledged, hypothecated, transferred or otherwise disposed of in the absence of any effective registration statement covering the securities under the said Acts, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required under said Acts.".
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         3.  Directorship.  You have  accepted  election  as a  director  of the
Company and it is expected that as such you will render important services to the Company. It is therefore important to the Company that you remain a director, subject, of course, to your election from time to time by the
Shareholders   and  other   pertinent   provisions  of  the  Company's   ByLaws.
Accordingly, the Shares are subject to the transfer restrictions and the Company's right to repurchase the same which are provided below.

         4. Transfer Restrictions. Notwithstanding any of the other terms and conditions hereof, none of the Shares may be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of other than to the Company pursuant to paragraph 5 hereof until the expiration of the Vesting Period
(hereinbelow defined) with respect thereto. Any certificate evidencing the Shares shall bear a legend to such effect.

         5. Termination of Directorship. Upon the termination of your service as a director of the Company for any reason, you shall tender to the Company all of the Shares as to which the Vesting Period has not expired ("Unvested Shares"), and the Company shall have the right to purchase the Unvested Shares from you at a repurchase price equal to the price paid by you plus an amount equal to a rate of interest on the amount paid by you from the date of payment until the date of repurchase, which rate shall be the so-called "prime rate" then announced to be in effect at the Valley National Bank of Arizona (or its successor) for its most credit worthy borrowers; provided that such right shall expire if not exercised by notice to you and tender of payment for the Unvested Shares by the Company within ninety (90) days of such termination. It is understood that the Company's right to repurchase any of the Unvested Shares will be exercised at the sole discretion of its Board of Directors.

         6. Vesting. The Vesting Period for the shares shall expire in increments of 1,000 Shares (20% of the aggregate) on each anniversary of the date of this Agreement (May 1, 1995).

         7. Merger, Etc.. Notwithstanding the provisions of paragraph 5 and 6 above, the Company shall have no right to repurchase any of the Shares if the Company enters into any merger or consolidation with any other corporation in which the Company is not the surviving corporation; or if the Company dissolves or is liquidated or sells all or substantially all of its assets before the expiration of any Vesting Period with respect to any of the Shares.

         8. No Employment Obligation. This is not an employment contract. Nothing herein shall be construed as imposing any obligation on either you or the Company to continue your services as a director of the Company.

         9. Representations, Warranties and Agreements by the Company. To induce you to enter into this Agreement and to purchase the Shares, the Company makes the following representations, warranties and agreements:

         (a) The Company is a corporation duly organized and validly existing in
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    good standing under the laws of the State of Arizona.

         (b) The operating statements and balance sheet and accompanying statements of the Company, as at the most recent date available prior to your purchase of any of the Shares and which may heretofore have been delivered to you, will be true and correct and truly represent the financial condition and the results of the operations of the Company at the date thereof and for the periods indicated thereon, subject to normal year end adjustments. Such statements will have been prepared in accordance with generally accepted accounting principles. To the best knowledge of the Company there will have not have been since said date any material changes in the assets or liabilities or financial condition of the Company from that set forth therein.

         10. Representations, Warranties and Agreements by You. To induce the Company to enter into this Agreement and to issue and sell the Shares to you, you make the following representations and warranties:

         (a) You have full power and authority to purchase the Shares pursuant hereto.

         (b) You are acquiring the Shares for your own account and not with a view to the resale or distribution thereof and with no present intention of distributing the same or selling the same for distribution.

         (c) You will not sell, transfer or otherwise dispose of any of the Shares in the absence of either an effective registration statement relating to such transaction under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel, satisfactory to the Company and its counsel, prior to a proposed transaction, that registration is not required thereunder and an undertaking by the prospective transferee to be bound by restrictions on transfer similar to those contained herein.

         (d) You are a director of the Company.

         (e) You have had full access to the officers and directors and to the books and records of the Company for the purpose of acquiring such information as you have requested and verifying information otherwise given to you in connection herewith.

         (f) You understand the provisions of Rule 144 of the Securities and Exchange Commission which relates to the sale of restricted shares to the public.

         11. Conditions to Your Obligations. Your purchase and payment for the Shares are subject to the accuracy on the Closing Date of all representations and warranties by the Company contained herein or otherwise made by or on behalf of the Company in writing
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in connection with the transaction  contemplated  hereby, and to the fulfillment of each of the following additional conditions:

         (a) This Agreement has been duly authorized, executed and delivered by the Company and the agreements of the Company herein contained are valid and legally enforceable in accordance with their terms.

         (b) The Shares have been duly and validly authorized and when issued and delivered to you pursuant hereto, will constitute fully paid and non-assessable shares of the capital stock of the Company; subject, however, to the provisions of this Agreement.

         12. Conditions to the Company's Obligations. The Company's obligations hereunder are subject to the accuracy on the Closing Date of all representations and warranties by you herein contained or otherwise made by you on your behalf in writing in connection with the transaction contemplated hereby.

         13. Notices. Unless otherwise specifically provided for, all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered or mailed by certified or registered mail, postage prepaid:

         (a) To you at the address stated above or such other address as may have been furnished to the Company by you in writing.

         (b) If to the Company, at 131 South Clark Drive, Tempe, Arizona 85281, attention: President, or at such other address as may have been furnished in writing by the Company. Any notice, request, consent or communication hereunder shall be deemed to have been sufficiently given or made when delivered, or when mailed by certified or registered mail, postage prepaid, addressed as provided for herein.

         14. Spouse. to the extent that the Shares subject hereto constitute community property, or are held in joint tenancy or in tenancy by the entireties, of the undersigned, your spouse joins in this Agreement and consents thereto. Such spouse hereby constitutes and appoints you as her attorney-in-fact for the purpose of giving, for the community and for herself, any consents, notices and the like as provided herein and in executing any amendments or supplements hereto. Your signature shall be the act of your spouse and shall bind the community with the same force and effect as if both spouses had executed said consents, notices, amendments and supplements.

         15. Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by you or the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing Date(s) hereunder and any investigation at any time made by you or on your behalf. The Company shall indemnity and hold you harmless from and against, and shall reimburse you for, any and all loss or damage to your interest, and any and
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all  costs  and  expenses  which  you may  sustain  or  incur by  reason  of any misrepresentation, breach of warranty or of covenant, or any liability which you may incur by reason thereof.

         16. Antidilution Provisions. If the Company shall at any time subdivide or combine its outstanding Shares, you shall, after that subdivision or combination, have the right to purchase the number of shares of common stock that would have been issuable as a result of that change with respect to the Shares which were purchasable under this Agreement immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding Shares, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding Shares, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         If the shares issuable upon exercise of the purchase rights under this Agreement shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), you shall be entitled to purchase for the same aggregate consideration, in lieu of the Shares which you would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of Shares that would have been subject to purchase by you immediately before that change.

         If at any time there shall be a capital reorganization of the Company's
common  stock  (other  than  a  combination,   reclassification,   exchange,  or
subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another corporation, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that you shall thereafter have the right to purchase during the period specified in this Agreement and upon payment of the Purchase Price then in effect, the number of Shares or other securities or property of the Company, or of the successor corporation resulting from such merger or
consolidation,   to  which  you  would  have  been   entitled  in  such  capital
reorganization,  merger,  or  consolidation  or sale if you  had  exercised  the
purchase   rights  under  this   Agreement   immediately   before  that  capital
reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Agreement with
respect  to  your  rights  and  interests  after  the  reorganization,   merger,
consolidation, or sale to the end that the provisions of this Agreement (including adjustment of the Purchase Price then in effect and number of Shares purchasable under this Agreement) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the purchase rights under this Agreement.
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         17.  Governing Law. This  Agreement  shall be construed and enforced in accordance with the laws of the State of Arizona.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a copy hereof whereupon it shall be a binding agreement between us.


                                                       Very truly yours,

                                                       AMTECH SYSTEMS, INC.



                                                       -------------------------
                                                       J. S. Whang, President


ATTEST:


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Robert T. Hass, Secretary



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.



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       (Director)



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        (Spouse)
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